EXHIBIT 5.3

FOLEY & LARDNER LLP
ATTORNEYS AT LAW

2029 CENTURY PARK EAST, SUITE 3500
LOS ANGELES, CA 90067-3021
310.277.2223 TEL
310.557.8475 FAX
June 21, 2004	www.foley.com

CLIENT/MATTER NUMBER
079364-0109

Emmis Operating Company	Paul Weiss Rifkind Wharton & Garrison LLP
One Emmis Plaza	1285 Avenues of the Americas
40 Monument Circle, Suite 700	New York, New York 10019
Indianapolis, Indiana 46204

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Emmis Operating Company, an Indiana corporation (the “Company”), Emmis Communications Corporation, an Indiana corporation (the “Parent”), and certain subsidiaries of the Companies named therein as Guarantors (collectively, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to certain obligations of Emmis International Broadcasting Corporation, a California corporation (“EIBC”), Emmis License Corporation, a California corporation (“ELC”), Emmis Television License Corporation, a California corporation (“ETLC”), Emmis Radio License Corporation, a California corporation (“ERLC”), Emmis License Corporation of New York, a California corporation (“ELCNY”), Emmis Radio License Corporation of New York, a California corporation (“ERLCNY”), Emmis Television License Corporation of Wichita, a California corporation (“ETLCW”), and Emmis Television License Corporation of Topeka, a California corporation (“ETLCT”) (EIBC, ELC, ERLC, ETLC, ELCNY, ERLCNY, ETLCW and ETLCT are collectively referred to herein as the “California Guarantors”).

     The Registration Statement relates to the registration under the Act of the Company’s $375,000,000 aggregate principal amount of 6 7/8% Senior Subordinated Notes due 2012 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors, including the guarantees of the Exchange Notes by the California Guarantors (the “California Guarantees”).

     The Exchange Notes are to be offered in exchange for the Company’s outstanding $375,000,000 aggregate principal amount of 6 7/8% Senior Subordinated Notes due 2012 (the “Initial Notes”) issued and sold by the Company on May 10, 2004, in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture (the “Indenture”),

BRUSSELS	LOS ANGELES	ORLANDO	SAN FRANCISCO	TAMPA
CHICAGO	MADISON	SACRAMENTO	SILICON VALLEY	TOKYO
DETROIT	MILWAUKEE	SAN DIEGO	TALLAHASSEE	WASHINGTON, D.C.
JACKSONVILLE		SAN DIEGO/DEL MAR		WEST PALM BEACH

dated as of May 10, 2004, among the Company, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee.

     In connection with the furnishing of this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

     A. the Registration Statement;

     B. the Indenture, including as exhibits thereto the form of Exchange Note and the related Guarantees, included as Exhibit 4.6 to the Company’s annual report filed with the Securities and Exchange Commission (the “Commission”) on Form 10-K for the fiscal year ended February 29, 2004; and

     C. the Exchange and Registration Rights Agreement, dated as of May 10, 2004 (the “Registration Rights Agreement), among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 10.30 to the Company’s annual report filed with the Commission on Form 10-K for the fiscal year ended February 29, 2004.

     In addition, we have examined those certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion. We have also relied upon the factual matters contained in the representations and warranties of the Company, the Parent and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Company, the Parent and the Guarantors.

     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Company, the Parent and all Guarantors other than the California Guarantors are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) that the Company, the Parent and the Guarantors other than the California Guarantors have all necessary corporate power and authority to execute, deliver and perform their obligations under each of the Documents to which they are a party and the Guarantees, (iii) that the execution, delivery and performance of Documents to which they are a party and the Guarantees of the Guarantors other than the California Guarantors have been duly authorized by all necessary corporate action of the Company, the Parent and the Guarantors other than the California Guarantors and do not violate the Company’s, the Parent’s or such Guarantors’ respective organizational documents or the laws of their respective jurisdictions of organization, (iv) the due execution and delivery by the Company, the Parent and the Guarantors other than the California Guarantors of the

Documents to which they are a party and the Guarantees by the Guarantors other than the California Guarantors under the laws of their respective jurisdictions of organization, (v) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement and (vi) that the Exchange Notes and Guarantees will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added.

     Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

     1. The Indenture has been duly authorized, executed and delivered by each California Guarantor.

     2. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture, the guaranty of the Exchange Notes by each California Guarantor (each, a “California Exchange Guaranty”) will be legal, valid and binding obligations of each such respective California Guarantor, enforceable against such California Guarantor in accordance with its terms, except that the enforceability of the California Exchange Guaranty may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3. Each of the California Guarantees has been duly authorized, executed and delivered by each California Guarantor, and each of the California Guarantees are legal, valid and binding obligations of each of the respective California Guarantors who are parties thereto, enforceable against each of such California Guarantors in accordance with their terms, except that the enforceability of such California Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     The opinions expressed above are limited to the laws of the State of California. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under those laws, that are currently in effect.

     We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,
/s/ Foley & Lardner LLP
Foley & Lardner LLP

F&L/pl

 3